Exhibit 99.1

WM. WRIGLEY JR. COMPANY
LONG TERM STOCK GRANT PROGRAM

(As Amended and Restated Effective January 1, 2005)

Incorporated into the Wm. Wrigley Jr. Company
1997 Management Incentive Plan, as amended March 9, 2004, and any successor thereto

                    This Long Term Stock Grant Program (the “Program”), established under the Wm. Wrigley Jr. Company 1997 Management Incentive Plan, as amended, is hereby amended and restated, effective as of January 1, 2005, as set forth herein, and as amended will be integrated into and become a part of the 1997 Management Incentive Plan, or any successor thereto (the “MIP”).

A.          PURPOSES

                    The Program is designed to enable eligible executives of the Wm. Wrigley Jr. Company (the “Company”) to share in the future success of the Company’s business by providing them an opportunity to earn shares of the Common Stock of the Company (the “Common Stock”), through the award of stock grants (“Grants” or “Long Term Stock Grants”) contingent upon achieving certain performance measures and to defer all or any portion of such Grants pursuant to the Company’s Executive Compensation Deferral Program (the “Deferral Program”). Inasmuch as the executives eligible to receive Grants under the Program are those in positions to make significant and direct contributions to the success of the Company, the Program is intended, accordingly, to promote a closer identity of interests between eligible employees and stockholders.

B.          STOCK GRANT TERMS AND CONDITIONS

               1.          Eligibility and Participation

                    All elected officers and other key employees who are considered by the Compensation Committee (the “Committee” or the “Compensation Committee”) of the Board of Directors of the Company (the “Board” or the “Board of Directors”) to have a significant impact on the business of the Company are eligible to be designated as participants (“Participants”) and to receive Long Term Stock Grants under the Program.

               2.          Stock Grant Awards and Award Cycles

                    The Committee shall, from time to time, in its sole discretion, establish such grant cycles (the “Grant Cycles”) for the Program as it deems appropriate. In connection with each such Grant Cycle, the Committee shall designate those employee groups eligible to receive Long Term Stock Grants with respect to such Grant Cycle and the number of target shares awarded to each such Participant (“Target Shares”).

               3.          Earning Awards

                    Subject to Section 3(d) below, the extent to which Grants under the Long Term Stock Grant Program are earned is determined pursuant to the two performance criteria described in Sections 3(a) and (b), both based on total shareholder return (“TSR”) of the Common Stock, as determined in accordance with Section 3(c):

                              (a)          Wrigley TSR. With respect to each Grant Cycle, the Committee shall prescribe a Measurement Period, which shall consist of all or any portion of the Grant Cycle. If the TSR of the Company’s Common Stock for the Measurement Period prescribed for a particular Grant Cycle is less than or equal to zero, all Long Term Stock Grants with respect to such Grant Cycle shall be forfeited and be of no force or effect.

                              (b)          TSR Peer Group Ranking. Subject to Section 3(a), the portion of each Long Term Stock Grant that is earned during a Grant Cycle shall be determined by multiplying (i) the number of the Participant’s Target Shares granted with respect to such Grant Cycle by (ii) a percentage, not to exceed 200%, set forth in a schedule established by the Committee for such Grant Cycle and based on the percentile ranking of the TSR of the Common Stock during such Grant Cycle when compared to the TSR during such Grant Cycle of the common stock of the corporations included in a comparative group designated by the Committee (the “Comparative Group”); provided however, that if the TSR of the Common Stock ranks below the 40th percentile among the corporations in the Comparative Group, then all Long Term Stock Grants with respect to such Grant Cycle shall be forfeited and be of no force or effect.

                               (c)          Determination of TSR.  The TSR of the Common Stock and the TSR of the stock of each corporation included in the Comparative Group shall be equal to the appreciation of such stock plus reinvested dividends during the applicable Measurement Period.  For purposes of determining the amount of a stock’s appreciation, the initial value of such stock shall be equal to the average daily closing price of such stock on the principal exchange on which such stock is traded during the 30-day period immediately preceding the first day of the Measurement Period, and the final value shall be equal to the average daily closing price of such stock on such exchange during the 30-day period immediately preceding the last day of such Measurement Period.

                              (d)          Committee Approval. Notwithstanding any other provision of the Program to the contrary, if the Committee, in its sole discretion, determines that it is appropriate to do so, the Committee may cancel all or any portion of any Grant made hereunder, at any time until the expiration of 90 days after the end of the Grant Cycle to which such Grant relates unless the Committee elects to shorten such period.

               4.          Award of Stock Grants Earned

                              (a)          Issuance of Shares.  As soon as administratively practicable after the date on which the Committee determines that a Participant’s shares have been earned pursuant to Section 3 above and the vesting conditions, if any, pursuant to Section 4(c) have been satisfied, such shares that the Participant has not elected to defer pursuant to the Deferral Program shall be issued to such Participant without further restriction; provided, however, that such shares shall not be transferred by such Participant during such period as may be needed to comply with minimum share ownership requirements as may be established by the Committee.  A Participant shall have no rights to any shares of Common Stock or dividends thereon until such shares are earned pursuant to Section 3 above, vested in accordance with Section 4(c) and issued to such Participant by the Company.

                              (b)          Termination of Employment During Grant Cycle.  If a Participant terminates employment for reasons other than death, Disability, or Retirement prior to the end of a Grant Cycle, the Long Term Stock Grant awarded to that Participant with respect to such Grant Cycle shall be forfeited and be of no further force and effect and any deferral election under the Deferral Program to the extent it relates to such Grant Cycle shall have no force and effect. Participants who terminate employment for reasons of death, Disability or Retirement after commencement of a Grant Cycle shall be awarded a proportionate distribution of any shares otherwise earned with respect to such Grant Cycle based upon their length of service in the Grant Cycle.

                              (c)          Commencement of Participation During Grant Cycle.  Participants who commence participation after the beginning of a Grant Cycle shall be awarded a distribution of any shares otherwise earned with respect to such Grant Cycle.  Any shares of Common Stock earned with respect to a Grant Cycle that began three or more years prior to a participant’s commencement of participation in the Program shall not be issued to the participant and shall be subject to forfeiture upon the participant’s termination of employment with the Company until the earliest to occur of (i) the participant’s continuous employment with the Company through the second anniversary of the last day of such Grant Cycle, (ii) the Participant’s death, Disability or Retirement, or (iii) the occurrence of a Change in Control (as defined in the MIP).

                              (d)          Change in Control.  Notwithstanding any other provision of this Section 4 to the contrary, in the event of a Change in Control after commencement of a Grant Cycle, Participants shall be awarded a proportionate distribution of any shares otherwise earned with respect to such Grant Cycle based upon their length of service in the Grant Cycle.

                              (e)          Definitions.  For purposes of the Program,

(i)

the term “Disability” shall have the meaning specified in any long-term disability plan or arrangement maintained by the Company or, if no such plan or arrangement is then in effect, as determined by the Committee;

(ii)

the term “Retirement” shall mean retirement from the employment of the Company on or after attaining the minimum age specified for early or normal retirement in any then effective retirement plan of the Company, after a minimum of five years of employment with the Company; and

(iii)	references to employment with the Company shall include employment with any subsidiary of the Company.

               5.          Deferral of Grants

                    Participants may elect to defer the receipt of any portion of their Long-Term Stock Grants in accordance with the terms of the Deferral Program.

C.          SECTION 162(m)

                    Notwithstanding any other provision of the Program to the contrary, and solely with respect to those Grants intended to comply with section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended, such Grants shall be granted and administered in accordance with the MIP. To this end: (1) each Grant Cycle shall be deemed to be a performance period, (2) Grants shall not exceed the limit established for long-term incentive awards pursuant to the MIP, (3) for each Grant Cycle, the Committee shall establish the applicable Performance Goals (as defined in the MIP) within the time required pursuant to Section 162(m), and (4) no Grant shall be awarded or credited, unless otherwise determined by the Committee, until achievement of the applicable Performance Goals have been certified by the Committee.

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